EXHIBIT 99.1

Earnings Press Release dated January 20, 2011

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Brent DiGiorgio
Corporate Communications
203.338.3135
brent.digiorgio@peoples.com

FOR IMMEDIATE RELEASE

January 20, 2011

PEOPLE’S UNITED FINANCIAL REPORTS FOURTH QUARTER

EARNINGS OF $32 MILLION OR $0.09 PER SHARE

Realizes operating earnings of $0.10 per share, excluding one-time costs

Announces acquisition of Danvers Bancorp, Inc.

Board of Directors authorizes additional share repurchase

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $32.0 million, or $0.09 per share, for the fourth quarter of 2010, compared to $24.1 million, or $0.07 per share, for the third quarter of 2010, and $24.9 million, or $0.07 per share, for the fourth quarter of 2009. Included in each of these quarter’s results are pre-tax merger-related expenses and core system conversion costs totaling $7.0 million, $5.3 million and $4.5 million, respectively. Excluding the effect of these items, net income would have been $36.7 million, or $0.10 per share, for the fourth quarter of 2010, $27.7 million, or $0.08 per share, for the third quarter of 2010 and $28.0 million, or $0.08 per share, for the fourth quarter of 2009.

For the year ended December 31, 2010, net income totaled $85.7 million, or $0.24 per share, compared to $101.2 million, or $0.30 per share, for 2009. Included in both the 2010 and 2009 results are pre-tax merger-related expenses, core system conversion costs and one-time charges totaling $58.9 million and $4.5 million, respectively. Excluding the effect of these items, net income would have been $125.4 million, or $0.35 per share, for 2010 and $104.3 million, or $0.31 per share, for 2009.

As previously reported, People’s United Financial completed its acquisitions of Smithtown Bancorp, Inc. and LSB Corporation on November 30, 2010. Accordingly, Smithtown’s and LSB’s results of operations are included as of the acquisition date, and prior period results have not been restated to include Smithtown and LSB.

People’s United Financial announced today a definitive agreement to acquire Danvers Bancorp, Inc. based in Danvers, Massachusetts. Further information regarding this acquisition is included in a separate release.

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People’s United Financial, Inc. Reports 4Q Earnings

People’s United Financial’s Board of Directors has authorized an additional repurchase of common stock. Up to 5 percent of People’s United Financial’s then-outstanding common stock, or up to 17.5 million shares, can be repurchased, either directly or through agents, in the open market at prices and terms satisfactory to management. Under the stock repurchase authorization announced in April 2008, 14.3 million shares out of a maximum of 17.3 million shares authorized for repurchase, at a total cost of $191.2 million, had been repurchased as of December 31, 2010.

The Board of Directors of People’s United Financial declared a $0.1550 per share quarterly dividend, payable February 15, 2011 to shareholders of record on February 1, 2011. Based on the closing stock price on January 19, 2011, the dividend yield on People’s United Financial common stock is 4.4 percent.

“Our announcement today of the acquisition of Danvers Bancorp furthers our strategy of acquiring financial institutions in attractive markets and continues to build on what was an exciting and transformational 2010 for the bank,” stated Jack Barnes, President and Chief Executive Officer. “The successful completion of our core system conversion and the rebranding of our branches throughout New England to People’s United Bank, in addition to closing four acquisitions during 2010, position us well for future growth.”

Barnes added, “Our performance throughout 2010 continues to reflect the benefits from our focused commercial, wealth management and retail banking strategy. Excluding acquired loans, our commercial banking portfolio increased 7 percent on an annualized basis this quarter, while our residential mortgage portfolio increased 14 percent, and we continue to strengthen our position in the critical Boston and New York markets.”

Barnes concluded, “We operate from a position of competitive strength characterized by our strong business fundamentals, ability to further leverage our brand in attractive markets and our prospects for organic growth. Furthermore, we have demonstrated our ability to prudently and effectively deploy capital through acquisitions, adherence to a strong dividend policy and share repurchases.”

“On an operating basis earnings were $37 million or 10 cents per share this quarter,” said Paul D. Burner, Senior Executive Vice President and Chief Financial Officer. “Significant drivers of the company’s performance in the fourth quarter were an improvement in the net interest margin and lower net loan charge-offs. The net interest margin improved 12 basis points to 3.85 percent, primarily reflecting a reduction in our cost of deposits and the partial benefit from our two acquisitions completed during the fourth quarter.”

Commenting on asset quality, Burner stated, “Our non-performing loans declined on a sequential quarter basis for the first time since September 2009, an indication of what we believe is stabilization across the loan portfolio. In addition, net loan charge-offs this quarter were the lowest since the first quarter of 2010.”

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People’s United Financial, Inc. Reports 4Q Earnings

Loans acquired in connection with acquisitions have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolios. For the originated loan portfolio, representing all loans other than those acquired, non-performing loans totaled $245.2 million at December 31, 2010, and the ratio of originated non-performing loans to originated loans was 1.68 percent, compared to $251.4 million and 1.77 percent, respectively, at September 30, 2010. Non-performing loans in the acquired loan portfolios, which represent those loans acquired that meet our definition of non-performing but for which the risk of loss has already been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement, totaled $359.8 million at December 31, 2010.

Non-performing assets totaled $303.1 million at December 31, 2010, down from $312.0 million at September 30, 2010. Non-performing assets equaled 2.07 percent of originated loans, REO and repossessed assets at December 31, 2010 compared to 2.18 percent at September 30, 2010. At December 31, 2010, the allowance for loan losses as a percentage of originated loans was 1.18 percent and as a percentage of originated non-performing loans was 70 percent, compared to 1.21 percent and 69 percent, respectively, at September 30, 2010.

Fourth quarter net loan charge-offs totaled $10.9 million compared to $21.8 million in the third quarter of 2010. Net loan charge-offs as a percent of average loans on an annualized basis were 0.28 percent in the fourth quarter of 2010 compared to 0.57 percent in this year’s third quarter. The level of the allowance for loan losses is unchanged from September 30, 2010.

In the fourth quarter of 2010, return on average tangible assets was 0.61 percent and return on average tangible stockholders’ equity was 3.7 percent, compared to 0.48 percent and 2.7 percent, respectively, for the third quarter of 2010. At December 31, 2010, People’s United Financial’s tangible equity ratio stood at 14.1 percent.

Conference Call

On January 21, 2011, at 11 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement and our acquisition announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

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People’s United Financial, Inc. Reports 4Q Earnings

4Q 2010 Financial Highlights

Summary

•	Net income totaled $32.0 million, or $0.09 per share.

•	Operating earnings were $36.7 million, or $0.10 per share.

•	Net interest income totaled $189.8 million.

•	Net interest margin increased 12 basis points from 3Q10 to 3.85%.

•	The interest cost on deposits declined 6 basis points from 3Q10.

•	Provision for loan losses totaled $10.9 million.

•	Net loan charge-offs totaled $10.9 million in 4Q10.

•	Non-interest income totaled $75.9 million in both 4Q10 and 3Q10.

•	Non-interest expense totaled $206.9 million in 4Q10 compared to $194.2 million in 3Q10.

•	4Q10 and 3Q10 include a total of $7.0 million and $5.3 million, respectively, of merger-related expenses and core system conversion costs.

•	Effective income tax rate was 33.2% in 4Q10 and 32.5% in 2010.

•	Excluding a $1.2 million non-taxable BOLI death benefit recorded in 2Q10, the income tax rate was 32.8% in 2010.

Commercial Banking

•	Average commercial banking loans increased $580 million from 3Q10 to $11.1 billion.

•	Excluding acquired loans, commercial banking loans increased $175 million from September 30, 2010.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $193.1 million at December 31, 2010, a $12.0 million decrease from September 30, 2010.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.57% at December 31, 2010 compared to 1.59% at September 30, 2010.

•	Net loan charge-offs totaled $7.0 million, or 0.25% annualized, of average commercial banking loans in 4Q10, compared to $18.2 million, or 0.69% annualized, in 3Q10.

Retail & Business Banking

•	Average residential mortgage loans totaled $2.6 billion, a $148 million increase from 3Q10.

•	Excluding acquired loans, residential mortgage loans increased $98 million from September 30, 2010.

•	Net loan charge-offs totaled $2.0 million, or 0.30% annualized, of average residential mortgage loans.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 3.17% at December 31, 2010 compared to 3.68% at September 30, 2010.

•	Average home equity loans totaled $2.0 billion, unchanged from 3Q10.

•	Net loan charge-offs totaled $1.1 million, or 0.23% annualized, of average home equity loans.

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People’s United Financial, Inc. Reports 4Q Earnings

Wealth Management

•	Wealth Management income decreased $1.0 million from 3Q10.

•

Investment management fees and brokerage commissions increased $0.3 million and $0.1 million, respectively, while insurance revenue decreased $1.4 million (reflecting the seasonal nature of insurance renewals).

•	Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $17.1 billion at both December 31, 2010 and September 30, 2010.

People’s United Financial, a diversified financial services company with $25 billion in assets, provides commercial banking, retail and business banking, and wealth management services through a network of nearly 340 branches in Connecticut, Vermont, New York, New Hampshire, Maine and Massachusetts. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

Additional Information About the Transaction

The proposed transaction will be submitted to the stockholders of Danvers Bancorp for their consideration. In connection with the proposed merger with Danvers Bancorp, Inc., People’s United Financial will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Danvers Bancorp that also constitutes a prospectus of People’s United Financial. Danvers Bancorp will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United Financial and Danvers Bancorp with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United Financial’s web site at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Danvers Bancorp’s web site at www.danversbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Transactions

People’s United Financial, Danvers Bancorp and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Danvers Bancorp’s stockholders in favor of the merger with Danvers Bancorp. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Danvers Bancorp stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United Financial in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 23, 2010. You can find information about Danvers Bancorp’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on April 16, 2010.

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People’s United Financial, Inc. Reports 4Q Earnings

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

For additional factors that may affect future results, please see filings made by People’s United Financial and Danvers Bancorp with the SEC, including People’s United Financial’s Annual Report on Form 10-K for the year ended December 31, 2009 and Danvers Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009. People’s United Financial and Danvers Bancorp undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; and (11) possible changes in regulation resulting from or relating to recently enacted financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisitions of Smithtown Bancorp, Inc. and LSB Corporation on November 30, 2010. Accordingly, Smithtown’s and LSB’s results of operations are included beginning with the acquisition date, and prior period results have not been restated to include Smithtown and LSB.

	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Financial Results:
Net interest income	$189.8	$175.8	$173.8	$159.6	$147.5
Provision for loan losses	10.9	21.8	17.8	9.5	13.6
Non-interest income	75.9	75.9	76.8	70.6	71.7
Non-interest expense (1)	206.9	194.2	209.8	200.3	172.2
Income before income tax expense	47.9	35.7	23.0	20.4	33.4
Net income (2) (4)	32.0	24.1	16.0	13.6	24.9

Selected Statistical Data:
Net interest margin (3)	3.85%	3.73%	3.68%	3.47%	3.19%
Return on average assets (3)	0.56	0.44	0.29	0.26	0.47
Return on average tangible assets (3)	0.61	0.48	0.32	0.28	0.51
Return on average stockholders’ equity (3)	2.4	1.8	1.2	1.0	2.0
Return on average tangible stockholders’ equity (3)	3.7	2.7	1.7	1.5	2.8
Efficiency ratio (4)	72.5	72.1	73.0	75.9	73.7

Per Common Share Data:
Diluted earnings per share	$0.09	$0.07	$0.04	$0.04	$0.07
Dividends paid per share	0.1550	0.1550	0.1550	0.1525	0.1525
Dividend payout ratio	172.5%	230.4%	352.0%	376.2%	204.7%
Book value (end of period)	$14.91	$15.04	$15.10	$15.12	$15.20
Tangible book value (end of period) (4)	9.30	10.07	10.14	10.25	10.68
Stock price:
High	14.17	14.35	16.79	17.08	17.16
Low	12.20	12.56	13.49	15.07	15.15
Close (end of period)	14.01	13.09	13.50	15.62	16.70
Common shares (end of period) (in millions) (4)	350.07	356.73	358.51	362.25	335.63
Weighted average diluted common shares (in millions)	352.53	354.99	358.24	344.82	332.56

(1)	Includes a total of $7.0 million, $5.3 million, $23.2 million, $23.4 million and $4.5 million of merger-related expenses, core system conversion costs and one-time charges for the three months ended Dec. 31, 2010, Sept. 30, 2010, June 30, 2010, March 31, 2010 and Dec. 31, 2009, respectively.
(2)	Operating earnings were $36.7 million, $27.7 million, $31.8 million, $29.2 million and $28.0 million for the three months ended Dec. 31, 2010, Sept. 30, 2010, June 30, 2010, March 31, 2010 and Dec. 31, 2009, respectively.
(3)	Annualized.
(4)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2010	Dec. 31, 2009
Financial Results:
Net interest income	$699.0	$576.8
Provision for loan losses	60.0	57.0
Non-interest income (1)	299.2	309.1
Non-interest expense (2)	811.2	684.6
Income before income tax expense	127.0	144.3
Net income (3) (4)	85.7	101.2

Selected Statistical Data:
Net interest margin	3.69%	3.19%
Return on average assets	0.39	0.49
Return on average tangible assets	0.42	0.53
Return on average stockholders’ equity	1.6	2.0
Return on average tangible stockholders’ equity	2.4	2.8
Efficiency ratio (4)	73.3	73.5

Per Common Share Data:
Diluted earnings per share	$0.24	$0.30
Dividends paid per share	0.6175	0.6075
Dividend payout ratio	254.5%	201.1%
Book value (end of period)	$14.91	$15.20
Tangible book value (end of period) (4)	9.30	10.68
Stock price:
High	17.08	18.54
Low	12.20	14.72
Close (end of period)	14.01	16.70
Common shares (end of period) (in millions) (4)	350.07	335.63
Weighted average diluted common shares (in millions)	352.67	333.17

(1)	Includes net security gains of $22.0 million for the twelve months ended Dec. 31, 2009.
(2)	Includes a total of $58.9 million and $4.5 million of merger-related expenses, core system conversion costs and one-time charges for the twelve months ended Dec. 31, 2010 and 2009, respectively. Also includes an FDIC special assessment charge of $8.4 million for the twelve months ended Dec. 31, 2009.
(3)	Operating earnings were $125.4 million and $104.3 million for the twelve months ended Dec. 31, 2010 and Dec. 31, 2009, respectively.
(4)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Financial Condition Data:
General:
Total assets	$25,037	$21,897	$21,950	$21,588	$21,257
Loans	17,518	15,215	15,215	15,311	14,234
Securities	3,033	2,478	1,787	886	902
Short-term investments (1)	1,120	1,218	1,944	2,527	3,492
Allowance for loan losses	173	173	173	173	173
Goodwill and other acquisition-related intangibles	1,962	1,772	1,778	1,767	1,515
Deposits	17,933	15,675	15,834	15,397	15,446
Borrowings	1,011	254	141	175	159
Subordinated notes	182	183	183	182	182
Stockholders’ equity	5,219	5,365	5,413	5,479	5,101
Non-performing assets (2)	303	312	285	248	206
Net loan charge-offs	10.9	21.8	17.8	9.5	13.6

Average Balances:
Loans	$15,922	$15,208	$15,319	$14,680	$14,231
Securities	2,457	1,856	1,097	888	887
Short-term investments (1)	1,418	1,892	2,534	2,901	3,464
Total earning assets	19,797	18,956	18,950	18,469	18,582
Total assets	22,961	21,955	21,872	21,260	21,132
Deposits	16,531	15,801	15,704	15,202	15,273
Total funding liabilities	17,236	16,175	16,052	15,573	15,616
Stockholders’ equity	5,335	5,404	5,458	5,275	5,106

Ratios:
Net loan charge-offs to average loans (annualized)	0.28%	0.57%	0.46%	0.26%	0.38%
Non-performing assets to originated loans, REO and repossessed assets (2)	2.07	2.18	2.01	1.74	1.44
Allowance for loan losses to:
Originated loans (2)	1.18	1.21	1.23	1.22	1.21
Originated non-performing loans (2)	70.4	68.6	78.5	89.7	102.2
Average stockholders’ equity to average total assets	23.2	24.6	25.0	24.8	24.2
Stockholders’ equity to total assets	20.8	24.5	24.7	25.4	24.0
Tangible stockholders’ equity to tangible assets	14.1	17.8	18.0	18.7	18.2
Total risk-based capital (3)	14.8	16.4	16.6	16.3	14.1

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired loans.
(3)	Total risk-based capital ratios are for People’s United Bank and, as such, do not reflect the additional capital residing at People’s United Financial, Inc. People’s United Bank’s Dec. 31, 2010 total risk-based capital ratio is preliminary.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009
Assets
Cash and due from banks	$354.7	$320.3	$326.0
Short-term investments	599.8	478.1	3,092.0

Total cash and cash equivalents	954.5	798.4	3,418.0

Securities purchased under agreements to resell	520.0	740.0	400.0

Securities:
Trading account securities, at fair value	83.5	83.5	75.7
Securities available for sale, at fair value	2,831.1	2,305.0	739.7
Securities held to maturity, at amortized cost	55.1	55.1	55.3
Federal Home Loan Bank stock, at cost	63.6	33.9	31.1

Total securities	3,033.3	2,477.5	901.8

Loans:
Commercial real estate	7,306.3	5,493.1	5,399.4
Commercial	5,196.0	5,070.7	4,042.5
Residential mortgage	2,838.0	2,474.5	2,546.9
Consumer	2,177.9	2,176.5	2,245.0

Total loans	17,518.2	15,214.8	14,233.8
Less allowance for loan losses	(172.5)	(172.5)	(172.5)

Total loans, net	17,345.7	15,042.3	14,061.3

Goodwill and other acquisition-related intangibles	1,962.0	1,772.3	1,515.2
Premises and equipment	325.1	254.1	264.5
Bank-owned life insurance	291.8	253.6	250.5
Other assets	604.7	559.1	445.9

Total assets	$25,037.1	$21,897.3	$21,257.2

Liabilities
Deposits:
Non-interest-bearing	$3,872.6	$3,427.2	$3,509.0
Savings, interest-bearing checking and money market	8,897.8	7,880.1	7,327.9
Time	5,162.7	4,367.6	4,608.7

Total deposits	17,933.1	15,674.9	15,445.6

Borrowings:
Federal Home Loan Bank advances	509.3	9.7	14.8
Repurchase agreements	501.3	244.2	144.1

Total borrowings	1,010.6	253.9	158.9

Subordinated notes	182.2	182.9	181.8
Other liabilities	691.9	421.1	370.2

Total liabilities	19,817.8	16,532.8	16,156.5

Stockholders’ Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 376.6 million shares, 374.6 million shares and 348.2 million shares issued)	3.7	3.7	3.5
Additional paid-in capital	4,978.8	4,946.0	4,511.3
Retained earnings	772.6	798.5	914.5
Treasury stock, at cost (17.5 million shares, 8.8 million shares and 3.2 million shares)	(248.9)	(134.6)	(58.6)
Accumulated other comprehensive loss	(99.0)	(59.4)	(74.8)
Unallocated common stock of Employee Stock Ownership Plan, at cost (9.0 million shares, 9.1 million shares and 9.4 million shares)	(187.9)	(189.7)	(195.2)

Total stockholders’ equity	5,219.3	5,364.5	5,100.7

Total liabilities and stockholders’ equity	$25,037.1	$21,897.3	$21,257.2

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Interest and dividend income:
Commercial real estate	$85.9	$76.3	$75.6	$74.3	$74.1
Commercial	70.5	68.1	69.7	58.0	48.1
Residential mortgage	27.8	27.1	28.3	28.6	31.4
Consumer	22.1	22.2	22.5	22.8	23.5

Total interest on loans	206.3	193.7	196.1	183.7	177.1
Securities	13.6	12.6	9.2	8.1	8.4
Short-term investments	0.6	0.8	1.5	1.7	1.8
Securities purchased under agreements to resell	0.3	0.4	0.1	0.1	0.2

Total interest and dividend income	220.8	207.5	206.9	193.6	187.5

Interest expense:
Deposits	26.5	27.6	29.0	29.7	35.9
Borrowings	1.2	0.3	0.3	0.5	0.4
Subordinated notes	3.3	3.8	3.8	3.8	3.7

Total interest expense	31.0	31.7	33.1	34.0	40.0

Net interest income	189.8	175.8	173.8	159.6	147.5
Provision for loan losses	10.9	21.8	17.8	9.5	13.6

Net interest income after provision for loan losses	178.9	154.0	156.0	150.1	133.9

Non-interest income:
Investment management fees	7.9	7.6	8.6	7.9	7.9
Insurance revenue	6.9	8.3	6.3	7.3	7.0
Brokerage commissions	2.9	2.8	2.8	2.8	2.9

Total wealth management income	17.7	18.7	17.7	18.0	17.8
Bank service charges	30.7	31.5	32.9	31.2	32.2
Merchant services income	6.4	6.9	6.4	5.8	6.3
Net gains on sales of residential mortgage loans	4.2	2.4	2.7	2.8	3.0
Bank-owned life insurance	1.0	1.4	2.6	1.8	1.9
Net security losses	(1.0)	—	—	—	(0.1)
Other non-interest income	16.9	15.0	14.5	11.0	10.6

Total non-interest income	75.9	75.9	76.8	70.6	71.7

Non-interest expense:
Compensation and benefits	98.3	93.2	92.6	96.3	89.2
Occupancy and equipment	28.1	28.0	28.5	29.8	28.0
Professional and outside service fees	19.8	18.5	20.8	13.6	10.0
Amortization of other acquisition-related intangibles	6.1	6.1	4.8	4.7	5.0
Merchant services expense	5.3	5.8	5.3	4.8	5.2
Merger-related expenses	4.8	1.0	2.8	14.7	2.0
Other non-interest expense	44.5	41.6	55.0	36.4	32.8

Total non-interest expense	206.9	194.2	209.8	200.3	172.2

Income before income tax expense	47.9	35.7	23.0	20.4	33.4
Income tax expense	15.9	11.6	7.0	6.8	8.5

Net income	$32.0	$24.1	$16.0	$13.6	$24.9

Basic and diluted earnings per common share	$0.09	$0.07	$0.04	$0.04	$0.07

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
(in millions, except per share data)	Dec. 31, 2010	Dec. 31, 2009
Interest and dividend income:
Commercial real estate	$312.1	$287.8
Commercial	266.3	198.9
Residential mortgage	111.8	145.0
Consumer	89.6	95.4

Total interest on loans	779.8	727.1
Securities	43.5	32.4
Short-term investments	4.6	6.5
Securities purchased under agreements to resell	0.9	0.8

Total interest and dividend income	828.8	766.8

Interest expense:
Deposits	112.8	173.4
Borrowings	2.3	1.5
Subordinated notes	14.7	15.1

Total interest expense	129.8	190.0

Net interest income	699.0	576.8
Provision for loan losses	60.0	57.0

Net interest income after provision for loan losses	639.0	519.8

Non-interest income:
Investment management fees	32.0	32.4
Insurance revenue	28.8	30.0
Brokerage commissions	11.3	12.2

Total wealth management	72.1	74.6

Bank service charges	126.3	128.8
Merchant services income	25.5	24.9
Net gains on sales of residential mortgage loans	12.1	13.9
Bank-owned life insurance	6.7	8.4
Net security gains (losses)	(1.0)	22.0
Other non-interest income	57.5	36.5

Total non-interest income	299.2	309.1

Non-interest expense:
Compensation and benefits	380.4	350.5
Occupancy and equipment	114.4	109.8
Professional and outside service fees	72.7	44.0
Amortization of other acquisition-related intangibles	21.7	20.6
Merchant services expense	21.2	21.0
Merger-related expenses	23.3	2.0
Other non-interest expense	177.5	136.7

Total non-interest expense	811.2	684.6

Income before income tax expense	127.0	144.3
Income tax expense	41.3	43.1

Net income	$85.7	$101.2

Basic and diluted earnings per common share	$0.24	$0.30

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	Dec. 31, 2010			Sept. 30, 2010			Dec. 31, 2009
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$814.7	$0.6	0.29%	$1,176.2	$0.8	0.28%	$2,822.4	$1.8	0.26%
Securities purchased under agreements to resell	603.9	0.3	0.21	715.8	0.4	0.21	641.2	0.2	0.17
Securities (2)	2,456.7	13.6	2.22	1,855.9	12.6	2.72	887.1	8.4	3.76
Loans:
Commercial real estate	6,054.3	85.9	5.67	5,464.7	76.3	5.59	5,352.0	74.1	5.53
Commercial	5,086.5	71.4	5.62	5,096.4	68.9	5.40	4,010.8	48.9	4.88
Residential mortgage	2,611.4	27.8	4.27	2,463.2	27.1	4.41	2,609.4	31.4	4.81
Consumer	2,169.5	22.1	4.07	2,184.1	22.2	4.06	2,258.9	23.5	4.16

Total loans	15,921.7	207.2	5.21	15,208.4	194.5	5.12	14,231.1	177.9	5.00

Total earning assets	19,797.0	$221.7	4.48%	18,956.3	$208.3	4.40%	18,581.8	$188.3	4.05%

Other assets	3,163.5			2,998.3			2,550.3

Total assets	$22,960.5			$21,954.6			$21,132.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,633.5	$—	—%	$3,432.4	$—	—%	$3,320.4	$—	—%
Savings, interest-bearing checking and money market	8,249.0	11.5	0.56	7,929.6	12.0	0.61	7,145.4	11.9	0.66
Time	4,648.4	15.0	1.29	4,439.1	15.6	1.40	4,807.2	24.0	2.00

Total deposits	16,530.9	26.5	0.64	15,801.1	27.6	0.70	15,273.0	35.9	0.94

Borrowings:
Repurchase agreements	350.0	0.5	0.54	178.5	0.2	0.47	146.3	0.2	0.49
Federal Home Loan Bank advances	178.2	0.7	1.68	9.8	0.1	5.19	14.9	0.2	5.25
Other	5.2	—	0.39	2.7	—	—	—	—	—

Total borrowings	533.4	1.2	0.92	191.0	0.3	0.71	161.2	0.4	0.93

Subordinated notes	171.3	3.3	7.75	182.7	3.8	8.28	181.7	3.7	8.32

Total funding liabilities	17,235.6	$31.0	0.72%	16,174.8	$31.7	0.78%	15,615.9	$40.0	1.03%

Other liabilities	390.0			375.6			410.3

Total liabilities	17,625.6			16,550.4			16,026.2
Stockholders’ equity	5,334.9			5,404.2			5,105.9

Total liabilities and stockholders’ equity	$22,960.5			$21,954.6			$21,132.1

Net interest income/spread (3)		$190.7	3.76%		$176.6	3.62%		$148.3	3.02%

Net interest margin			3.85%			3.73%			3.19%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $0.9 million, $0.8 million and $0.8 million for the three months ended Dec. 31. 2010, Sept. 30, 2010 and Dec. 31, 2009, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	Dec. 31, 2010			Dec. 31, 2009
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$1,725.0	$4.6	0.27%	$2,386.5	$6.5	0.27%
Securities purchased under agreements to resell	456.2	0.9	0.20	421.1	0.8	0.19
Securities (1)	1,579.5	43.5	2.76	934.2	32.4	3.47
Loans:
Commercial real estate	5,594.8	312.1	5.58	5,208.5	287.8	5.52
Commercial	4,961.9	269.6	5.43	4,116.7	202.3	4.91
Residential mortgage	2,529.7	111.8	4.42	2,880.1	145.0	5.04
Consumer	2,199.2	89.6	4.07	2,264.4	95.4	4.21

Total loans	15,285.6	783.1	5.12	14,469.7	730.5	5.05

Total earning assets	19,046.3	$832.1	4.37%	18,211.5	$770.2	4.23%

Other assets	2,969.9			2,546.0

Total assets	$22,016.2			$20,757.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,426.0	$—	—%	$3,210.8	$—	—%
Savings, interest-bearing checking and money market	7,853.6	47.4	0.60	6,710.6	48.2	0.72
Time	4,533.5	65.4	1.44	4,966.9	125.2	2.52

Total deposits	15,813.1	112.8	0.71	14,888.3	173.4	1.16

Borrowings:
Repurchase agreements	211.7	1.0	0.49	151.2	0.7	0.46
Federal Home Loan Bank advances	52.3	1.1	2.22	14.8	0.8	5.28
Other	6.5	0.2	2.70	2.1	—	1.92

Total borrowings	270.5	2.3	0.88	168.1	1.5	0.90

Subordinated notes	179.6	14.7	8.17	181.2	15.1	8.35

Total funding liabilities	16,263.2	$129.8	0.80%	15,237.6	$190.0	1.25%

Other liabilities	384.7			378.5

Total liabilities	16,647.9			15,616.1
Stockholders’ equity	5,368.3			5,141.4

Total liabilities and stockholders’ equity	$22,016.2			$20,757.5

Net interest income/spread (2)		$702.3	3.57%		$580.2	2.98%

Net interest margin			3.69%			3.19%

(1)	Average balances and yields for securities available for sale are based on amortized cost.
(2)	The FTE adjustment was $3.3 million and $3.4 million for the twelve months ended Dec. 31, 2010 and 2009, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Originated non-performing loans:
Commercial real estate	$82.5	$85.0	$67.2	$65.8	$72.4
Residential mortgage	78.8	87.0	80.9	66.7	52.7
Commercial	38.2	34.3	25.2	28.9	17.4
Equipment financing	36.0	35.1	37.0	23.1	20.6
Consumer	9.7	10.0	9.4	7.8	5.7

Total originated non-performing loans (1)	245.2	251.4	219.7	192.3	168.8
Repossessed assets	18.1	25.7	27.6	31.8	12.9
Real estate owned (“REO”)	39.8	34.9	37.2	23.4	23.9

Total non-performing assets	$303.1	$312.0	$284.5	$247.5	$205.6

Acquired non-performing loans (2)	$359.8	$59.4	$60.1	$51.7	$—

Originated non-performing loans as a percentage of originated loans (3)	1.68%	1.77%	1.56%	1.36%	1.19%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets (3)	2.07	2.18	2.01	1.74	1.44
Tangible stockholders’ equity and allowance for loan losses	8.82	8.29	7.47	6.37	5.47

(1)	Reported net of government guarantees totaling $9.4 million at Dec. 31, 2010, $8.8 million at Sept. 30, 2010, $6.8 million at June 30, 2010, $7.3 million at March 31, 2010 and $8.3 million at Dec. 31, 2009.
(2)	Represents acquired loans that meet People’s United’s definition of a non-performing loan but for which the risk of credit loss has been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement.
(3)	Calculations exclude acquired loans. Including acquired loans and acquired non-performing loans at Dec. 31, 2010, Sept. 30, 2010, June 30, 2010 and March 31, 2010, non-performing loans were 3.45%, 2.04%, 1.84% and 1.59% of total loans, and non-performing assets were 3.77%, 2.43%, 2.26% and 1.95% of total loans, REO and repossessed assets, respectively.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Balance at beginning of period	$172.5	$172.5	$172.5	$172.5	$172.5
Charge-offs	(12.2)	(22.6)	(19.0)	(10.9)	(14.5)
Recoveries	1.3	0.8	1.2	1.4	0.9

Net loan charge-offs	(10.9)	(21.8)	(17.8)	(9.5)	(13.6)
Provision for loan losses	10.9	21.8	17.8	9.5	13.6

Balance at end of period	$172.5	$172.5	$172.5	$172.5	$172.5

Allowance for loan losses as a percentage of:
Originated loans	1.18%	1.21%	1.23%	1.22%	1.21%
Originated non-performing loans	70.3	68.6	78.5	89.7	102.2

NET LOAN CHARGE-OFFS
	Three Months Ended
(dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Equipment financing	$3.0	$1.6	$3.7	$0.9	$4.0
Commercial real estate	2.6	13.5	4.8	5.8	1.5
Residential mortgage	2.0	1.2	0.4	0.1	1.2
Consumer	1.9	2.4	0.9	1.9	2.6
Commercial	1.4	3.1	8.0	0.8	4.3

Total	$10.9	$21.8	$17.8	$9.5	$13.6

Net loan charge-offs to average loans (annualized)	0.28%	0.57%	0.46%	0.26%	0.38%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and operating earnings. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles and fair value adjustments, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to, merger-related expenses, core system conversion costs, and one-time charges related to executive-level management separation agreements, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is calculated by dividing operating earnings by the weighted average number of dilutive common shares outstanding for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO

	Three Months Ended
(dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Total non-interest expense	$206.9	$194.2	$209.8	$200.3	$172.2
Less: Amortization of other acquisition-related intangibles	6.1	6.1	4.8	4.7	5.0
Fair value adjustments	0.8	0.8	0.8	0.8	0.8
Other	7.4	3.9	18.9	17.6	2.5

Total	$192.6	$183.4	$185.3	$177.2	$163.9

Net interest income (1)	$190.7	$176.6	$174.6	$160.4	$148.3
Total non-interest income	75.9	75.9	76.8	70.6	71.7
Add: Fair value adjustments	(2.5)	1.0	1.0	1.6	1.6
Net security losses	1.0	—	—	—	0.1
BOLI FTE adjustment (1)	0.5	0.7	1.4	1.0	1.0
Less: Net security gains	—	—	—	—	—
Other	—	—	—	—	0.3

Total	$265.6	$254.2	$253.8	$233.6	$222.4

Efficiency ratio	72.5%	72.1%	73.0%	75.9%	73.7%

(1) Fully taxable equivalent

OPERATING EARNINGS
	Three Months Ended
(dollars in millions, except per share data)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Net income, as reported	$32.0	$24.1	$16.0	$13.6	$24.9
Add: Adjustments, net of tax (1)	4.7	3.6	15.8	15.6	3.1

Operating earnings	$36.7	$27.7	$31.8	$29.2	$28.0

Operating earnings per share	$0.10	$0.08	$0.09	$0.08	$0.08

(1)	Represents pre-tax merger-related expenses, core system conversion costs and one-time charges totaling $7.0 million, $5.3 million, $23.2 million, $23.4 million and $4.5 million for the three months ended Dec. 31, 2010, Sept. 30, 2010, June 30, 2010, March 31, 2010 and Dec. 31, 2009, respectively, less related income taxes.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO

	Twelve Months Ended
(dollars in millions)	Dec. 31, 2010	Dec. 31, 2009
Total non-interest expense	$811.2	$684.6
Less: Amortization of other acquisition-related intangibles	21.7	20.6
Fair value adjustments	3.2	3.1
Other	47.8	16.9

Total	$738.5	$644.0

Net interest income (1)	$702.3	$580.2
Total non-interest income	299.2	309.1
Add: Fair value adjustments	1.1	6.5
Net security losses	1.0	—
BOLI FTE adjustment (1)	3.6	4.5
Less: Net security gains	—	22.0
Other	—	1.9

Total	$1,007.2	$876.4

Efficiency ratio	73.3%	73.5%

(1) Fully taxable equivalent

OPERATING EARNINGS
	Twelve Months Ended
(dollars in millions, except per share data)	Dec. 31, 2010	Dec. 31, 2009
Net income, as reported	$85.7	$101.2
Add: Adjustments, net of tax (1)	39.7	3.1

Operating earnings	$125.4	$104.3

Operating earnings per share	$0.35	$0.31

(1)	Represents pre-tax merger-related expenses, core system conversion costs and one-time charges totaling $58.9 million and $4.5 million for the twelve months ended Dec. 31, 2010 and 2009, respectively, less related income taxes.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

TANGIBLE STOCKHOLDERS’ EQUITY

(dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Total stockholders’ equity	$5,219	$5,365	$5,413	$5,479	$5,101
Less: Goodwill and other acquisition-related intangibles	1,962	1,772	1,778	1,767	1,515

Tangible stockholders’ equity	$3,257	$3,593	$3,635	$3,712	$3,586

Total assets	$25,037	$21,897	$21,950	$21,588	$21,257
Less: Goodwill and other acquisition-related intangibles	1,962	1,772	1,778	1,767	1,515

Tangible assets	$23,075	$20,125	$20,172	$19,821	$19,742

Tangible equity ratio	14.1%	17.8%	18.0%	18.7%	18.2%

TANGIBLE BOOK VALUE

(in millions, except per share data)	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010	Dec. 31, 2009
Common shares issued	376.62	374.63	374.64	374.76	348.25
Less: Common shares classified as treasury shares	17.49	8.75	6.90	3.19	3.21
Unallocated ESOP common shares	9.06	9.15	9.23	9.32	9.41

Common shares	350.07	356.73	358.51	362.25	335.63

Tangible book value per share	$9.30	$10.07	$10.14	$10.25	$10.68